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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[x]      Soliciting Material Pursuant to Sec.240.14a-12

                                   TyCom Ltd.
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                (Name of Registrant as Specified in Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:


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       (2)  Aggregate number of securities to which transaction applies:


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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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       (4)  Proposed maximum aggregate value of transaction:


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       (5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing Party:


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     (4)  Date Filed:


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                       INFORMATION CONCERNING PARTICIPANTS

         TyCom Ltd. (the "Company") and certain other persons named below may be deemed to be participants in any solicitation of proxies of the Company's stockholders to adopt the agreement providing for Tyco International Ltd.'s ("Tyco") acquisition of the minority interest in the Company. The participants in such solicitation may include the directors and executive officers of the Company, who may have an interest in the transaction, including as a result of holding stock or options of the Company. A detailed list of the names and interests of the Company's directors and executive officers is contained in the Company's Proxy Statement for its Annual Meeting, held on March 27, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.

         Information will also be included in a proxy statement/prospectus to be filed by the Company and Tyco in connection with the proposed transaction. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). The proxy statement/prospectus and such other documents may also be obtained from Tyco or from the Company by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 292-8674; or to TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.

The following is a press release issued by the Company on October 4, 2001:


FOR IMMEDIATE RELEASE

CONTACT:
NEWS MEDIA                                  INVESTOR RELATIONS
Maryanne Kane                               Peter Ferris
Chief Communications Officer                Managing Director
Tyco International (US) Inc.                TyCom (US) Ltd.
508-747-0800                                603-775-6344

                  TYCOM RECEIVES PROPOSAL FROM TYCO TO ACQUIRE
                         OUTSTANDING MINORITY INTEREST

Hamilton, Bermuda, October 4, 2001: TyCom Ltd. (NYSE: TCM; BSX: TCM) announced today that its Board of Directors has received a proposal from Tyco International Ltd. (NYSE: TYC; LSE: TYI; BSX: TYC) in which Tyco has offered to

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acquire the outstanding 11% minority interest in TyCom representing approximately 56 million common shares.

Under the terms of Tyco's offer presented to the TyCom Board of Directors, the public holders of TyCom common shares would receive 0.2997 of a Tyco common share for each outstanding TyCom common share. Based on the closing price on the New York Stock Exchange of a Tyco common share on October 3, 2001, this represents a value of $14.00 per TyCom common share. Tyco's proposal is subject to the approval of the Board of Directors of TyCom, the negotiation and execution of a definitive agreement, and any required regulatory approvals. TyCom's Board of Directors has formed a Special Committee which will select independent legal and financial advisors to evaluate the offer and make a recommendation to the TyCom Board.

ABOUT TYCOM LTD.
TyCom Ltd. (NYSE: TCM; BSX: TCM), with fiscal 2000 revenues of $2.54 billion, is one of the world's largest providers of advanced broadband communications capacity, systems and services. TyCom is a leading fully integrated supplier of transoceanic optical networks, is the recognized world leader in undersea technology development and application, and operates one of the world's largest fleets of cable ships. The company is also deploying and selling capacity on the TyCom Global Network. TyCom's parent company is Tyco International Ltd.

Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Tyco International Ltd. and TyCom Ltd.. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Tyco and TyCom at the Commission's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Tyco or from TyCom by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 292-8674; or to TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

TyCom and certain other persons referred to below may be deemed to be participants in any solicitation of proxies of TyCom's shareholders to adopt the agreement providing for Tyco's acquisition of the minority interest in TyCom. The participants in such solicitation may include the directors and executive officers of TyCom, who may have an interest in the transaction, including as a result of holding stock or options of TyCom. A detailed list of the names and interests of TyCom's directors and executive officers is contained in TyCom's Proxy Statement for its Annual Meeting, held on March 27, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.